Exhibit 15.4

June 30, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 16F of Form 20-F for the year ended December 31, 2019 dated June 30, 2021 of Luckin Coffee Inc. and are in agreement with the statements contained in Item 16F therein concerning Marcum Bernstein & Pinchuk. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, NY

June 30, 2021